Exhibit 10.3

AGREEMENT OF PURCHASE AND SALE

This Agreement dated, for reference purposes only, as of September 15, 2009  is between JAMES S. LINDSEY AND SALLY K. LINDSEY, TRUSTEES, OR THEIR SUCCESSORS, OF THE LINDSEY FAMILY TRUST DATED MAY 25, 2004, as to an undivided 85% interest and KHALIL JENAB AND TIFFANY RENEE JENAB, TRUSTEES OF THE JENAB FAMILY 1997 TRUST DATED DECEMBER 11, 1997, as to an undivided 15% interest (collectively, “Seller”), and GSI Technology, Inc. or Nominee (“Buyer”).  As used herein, the “Effective Date” shall mean the date of the last execution and delivery hereof sufficient to form a binding contract between the parties.

ARTICLE 1
PURCHASE AND SALE OF PROPERTY

1.1           Sale.

Subject to the terms, covenants and conditions set forth herein, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the following:

(a)           that certain parcel of land, consisting of approximately two and ninety nine one hundredths (2.99) acres, known as Assessor’s Parcel Number 104-32-029, located in the City of Sunnyvale, County of Santa Clara, State of California, more particularly described on Exhibit A attached hereto and made a part hereof, together with and all appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);

(b)           the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, the building having the respective street address of 1213 Elko Drive in Sunnyvale, California, consisting of approximately forty four thousand two hundred seventy-seven (44,277) net rentable square feet, more or less (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);

(c)           all of Seller’s right, title and interest, if any, in all oil, oil rights, minerals, mineral rights, natural gas rights and other hydrocarbons by whatsoever name known, geothermal steam and all products derived from any of the foregoing, that may be within or under the Land, together with the perpetual right of Seller, if any, in drilling, mining, exploring and operating therefore and storing in and removing the same from the Land (“Mineral Rights”);

(d)           all of Seller’s rights, privileges, entitlements, easements and appurtenances pertaining to the Land and the Improvements, including any right, title and interest of Seller (but without warranty whether statutory, express or implied) in and to adjacent streets, alleys or rights-of-way (“Appurtenant Rights”); and

(e)           all of Seller’s right, title and interest, if any, in and to all contracts and agreements relating to the ownership, operation or maintenance of the Land or the Improvements, if any, as listed on the attached Exhibit D (“Contract Rights”).

The Land, Improvements, Mineral Rights, Appurtenant Rights and Contract Rights are hereinafter sometimes referred to collectively as the “Property.”

1.2           Purchase Price.

(a)           The purchase price of the Property is Four Million Six Hundred Forty Nine Thousand Eighty Five and 00/100 Dollars ($4,649,085.00) (the “Purchase Price”).

(b)           The Purchase Price shall be paid as follows:

(i)            Deposits.  Not later than five (5) business days following the Effective Date, Buyer shall deliver to Chicago Title Company, 675 N. First Street, Suite 300, San Jose, CA 95112, Attn: Teresa Woest (“Title Company”) a deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000) (the “Deposit”). The Deposit shall be placed by the Title Company in an interest-bearing account, with interest accruing in the name of Buyer.  The interest accrued on the Deposit while in escrow shall be deemed part of the Deposit for purposes of this Agreement. Upon the satisfaction (or waiver in writing by Buyer) of the conditions set forth in Sections 2.1(a) through 2.1(d), provided Buyer delivers its Approval Notice (as defined in Section 2.2(a)) to Seller on or before the expiration of the Feasibility Period referred to in Section 2.2(a) below, Buyer shall deliver to the Title Company an additional deposit in the amount of Fifty Thousand and 00/100 Dollars ($50,000) (the “Second Deposit”) and Buyer shall cause the Title Company to release the Initial Deposit and the Second Deposit to Seller on or before the expiration the Feasibility Period or, if later, at the expiration of the Title Approval Period, provided that Buyer does not terminate the Agreement within the Title Approval Period pursuant to Section 4.2(a) below.  The release of the First Deposit and Second Deposit to Seller at any time prior to the Closing Date shall be contingent upon Seller’s deposit into escrow a fully executed Grant Deed, in the form attached hereto as Exhibit C, together with irrevocable instructions confirming that the Grant Deed shall be neither released nor recorded until the other requirements of Closing have been satisfied, and that upon Buyer’s deposit of the Closing Cash and satisfaction of all conditions to Closing hereunder (or written waiver of such conditions by the party for whose benefit such conditions exist), escrow shall be closed and the Grant Deed recorded.  Time is of the essence as to the release of the Initial Deposit and Second Deposit to Seller. The Initial Deposit and the Second Deposit are collectively referred to herein as the “Deposit.”  The Deposit shall be non-refundable to Buyer as liquidated damages in accordance with Section 1.2(b)(iii) below (except in the event of a breach or default by Seller or as otherwise provided in this Agreement) but shall be credited against the Purchase Price at the Closing hereunder.  In the event that (x) any of the conditions set forth in Sections 2.1(a) through 2.1(d) are not satisfied or waived in writing by Buyer on or prior to the expiration of the Feasibility Period referred to in Section 2.2(a) below, (y) either of the conditions set forth in Section 2.1(e) or Section 2.1(f) is not satisfied or waived in writing by Buyer on or prior to the Closing Date or (z) Buyer elects to terminate this Agreement on or prior to the expiration of the Title Approval Period referred to in Section 4.2(a) below in accordance with its rights in said Section 4.2(a), then this Agreement shall be deemed terminated, all rights and obligations of the parties hereunder (except for those obligations which expressly survive the termination of this Agreement and the rights arising from any breach of such surviving obligations) shall cease and the Initial Deposit (together with the interest accrued thereon while in escrow) shall be promptly refunded to Buyer.

(ii)           Cash at Close.  On or before the Closing Date (defined in Section 9.2 below), Buyer shall deliver to Title Company cash in the amount of the balance of the Purchase Price (the “Closing Cash”) plus Buyer’s share of Closing Costs. The Closing Cash shall be credited against the Purchase Price at the consummation of the purchase and sale contemplated hereunder (the “Closing”).

(iii)          Liquidated Damages. THE PARTIES HERETO AGREE THAT IF THIS TRANSACTION IS NOT CONSUMMATED AS A RESULT OF BUYER’S DEFAULT HEREUNDER, SELLER SHALL SUFFER ECONOMIC DETRIMENT RESULTING FROM THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET FOR AN EXTENDED PERIOD OF TIME AND ANY CARRYING AND OTHER COSTS INCURRED AFTER THE REMOVAL OF THE PROPERTY FROM THE REAL ESTATE MARKET, AND THAT SUCH DAMAGES ARE IMPRACTICABLE OR EXTREMELY DIFFICULT TO ASCERTAIN.  THE PARTIES HERETO AGREE THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IN THE EVENT OF A BREACH OR DEFAULT OF THIS AGREEMENT BY BUYER.  BUYER AGREES THAT IN THE EVENT THAT ESCROW FAILS TO CLOSE AS A RESULT OF BUYER’S BREACH, PROVIDED THAT SELLER IS READY, WILLING, AND ABLE TO CONSUMMATE THIS TRANSACTION, SELLER, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RECEIVE (TO THE EXTENT NOT PREVIOUSLY RELEASED TO SELLER) AND RETAIN THE PORTION OF THE DEPOSIT PREVIOUSLY DEPOSITED AS LIQUIDATED DAMAGES.  SUCH RECEIPT OF THE DEPOSIT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.  SELLER HEREBY WAIVES THE REMEDY OF SPECIFIC PERFORMANCE WITH RESPECT TO ANY DEFAULT BY BUYER OF ITS OBLIGATION TO PURCHASE THE PROPERTY, AND AGREES THAT THE LIQUIDATED DAMAGES SET FORTH HEREIN SHALL BE SELLER’S SOLE REMEDY IN THE EVENT BUYER BREACHES OR DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY HEREUNDER.  THIS LIQUIDATED DAMAGES PROVISION SHALL NOT BE APPLICABLE TO ANY BREACH BY BUYER OF ANY INDEMNIFICATION, DEFENSE OR HOLD HARMLESS OBLIGATION OR RESTORATION OBLIGATION OF BUYER UNDER THIS AGREEMENT, OR ANY OTHER OBLIGATION OF BUYER THAT EXPRESSLY SURVIVES THE TERMINATION OF THIS AGREEMENT.  THIS LIQUIDATED DAMAGES PROVISION ALSO SHALL NOT SERVE AS A LIMITATION ON THE AMOUNT OF ATTORNEYS’ FEES THAT SELLER MAY PURSUE OR COLLECT FROM BUYER IN THE EVENT SELLER INCURS ATTORNEYS’ FEES IN ATTEMPTING TO COLLECT OR RETAIN THE LIQUIDATED DAMAGES REFERRED TO HEREIN.  BY INITIALING THIS SECTION 1.2(b)(iii) BELOW, SELLER AND BUYER AGREE TO THE TERMS OF THIS SECTION 1.2(b)(iii).

INITIALS:	SELLER	JSL/SKL/KJ/TRJ	BUYER	DMS

ARTICLE 2
CONDITIONS

2.1           Conditions Precedent to Buyer’s Obligations.

Buyer’s obligation to purchase the Property is conditioned upon the following:

(a)           Subject to the provisions of Section 3.1 below, Buyer’s review and approval of the physical condition of the Property, including, without limitation, the structural, electrical, and mechanical condition of the Property and the presence or absence of “Hazardous Materials” (defined below) in or from its soil and groundwater, or anywhere else in or around the Property.  For purposes of this Agreement, the term “Hazardous Materials” shall mean any chemical, substance, waste or material which is deemed hazardous, toxic, a pollutant or a contaminant, under any federal, state or local statute, law, ordinance, rule, regulation or judicial or administrative order or decisions, now or hereafter in effect, or which has been shown to have significant adverse effects on human health or the environment.  Hazardous Materials shall include, without limitation, substances defined as “hazardous substances,” “hazardous materials,” or “toxic substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq.; in the regulations adopted and publications promulgated pursuant to such laws; and in the Hazardous Materials storage, use or discharge laws, regulations and ordinances of the County of Santa Clara.

(b)           Buyer’s review and approval of all zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property.

(c)           Buyer’s review and approval of the documents identified on Exhibit B attached hereto (the “Documents”) which are in the possession or control of Seller. Buyer acknowledges that Seller will furnish (or has furnished) to Buyer the Documents referred to in Exhibit B as a courtesy to Buyer and Seller makes no representation or warranty concerning such Documents except as expressly set forth in this Agreement. To the extent not previously delivered to Buyer prior to the execution of this Agreement, Seller shall furnish to Buyer copies of the Documents (to the extent in Seller’s possession or control) not later than five (5) days following the Effective Date (the “Delivery Period”). If Seller does not have any Documents identified on Exhibit B, Seller shall so state in a written notice delivered to Buyer within five (5) days after the Effective Date; provided, however, that Seller shall be required to secure a current Natural Hazards Report in any event.  Prior to the Closing, Buyer shall maintain as confidential the Documents, and any and all material obtained about the Property (“Confidential Information”) and shall not disclose Confidential Information to any uninvolved third party; provided, however, Buyer shall have the right to disclose Confidential Information to involved third parties who require information to assist Buyer in Buyer’s due diligence investigations of the Property, provided that Buyer shall require such involved third parties to maintain the confidentiality of such Confidential Information. If escrow fails to close for any reason other than Seller’s default, the Documents and Additional Documents shall be promptly returned to Seller. Buyer’s obligations under this Section 2.1(c) shall survive the termination of this Agreement.

(d)           Buyer’s review and approval of the economic feasibility of the Property and the matters referred to in Paragraph 3.1(a) below (e.g. title and governmental regulations).

(e)           Seller shall have performed, observed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed, observed and complied with by it within the applicable time period set forth herein for performance of such covenants and agreements.  Seller’s representations and warranties set forth in Section 10.1 or any other provision of this Agreement shall be true and correct as of the Close of Escrow.

(f)            At the Close of Escrow hereunder, Title Company shall be ready, willing and able to issue or commit to issue to Buyer the Title Policy.

2.2           Feasibility Period.

(a)           Buyer shall have until 5:00 p.m., Pacific Time, on the thirtieth day following Effective Date (the “Feasibility Period”), to review and approve in Buyer’s sole and absolute discretion the matters or conditions in Sections 2.1(a)-(d) above. If, prior to the expiration of the Feasibility Period, Buyer notifies Seller in writing of Buyer’s unconditional approval or satisfaction of the matters or conditions described in Sections 2.1(a)-(d) above (the “Approval Notice”), then Buyer shall be deemed to have approved the Property and the matters or conditions described in Sections 2.1(a)-(d) and such matters or conditions shall no longer be conditions to Buyer’s obligations hereunder. If, prior to the expiration of the Feasibility Period, Buyer does not deliver its Approval Notice to Seller, then Buyer shall be deemed to have elected to terminate this Agreement, in which event this Agreement shall terminate, all obligations under this Agreement shall cease (except for any obligations that expressly survive the termination of this Agreement) and Buyer shall be entitled to the prompt return of the Initial Deposit.  If any of the conditions set forth in Section 2.1(e) above are not satisfied (or waived in writing by Buyer in its sole and absolute discretion) on the Close of Escrow hereunder, then the provisions of Section 11.2 shall apply.  If any of the conditions set forth in Section 2.1(f) above are not satisfied (or waived in writing by Buyer) on the Close of Escrow, then Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all obligations under this Agreement (except for those that expressly survive the termination of this Agreement) shall cease and Buyer shall be entitled to the prompt return of the Deposit made by Buyer hereunder.

2.3           Seller’s Conditions to Closing.

Seller’s obligation to sell the Property and close escrow hereunder is conditioned upon the following:

(a)           Buyer shall have performed and complied with all of the material covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth herein for performance of such material covenants and agreements. Time is of the essence. Buyer’s representations and warranties set forth in Section 10.3 or any other provision in this Agreement shall be true and correct as of the Close of Escrow.

If Buyer fails to perform and comply with any material covenant required by this Agreement to be performed and complied with by it within the applicable time period set forth in this Agreement, then the condition set forth in Section 2.3(a) shall be deemed not satisfied and Seller may terminate this Agreement by written notice to Buyer. In the event of such termination, the Deposit shall be released to Seller (to the extent not previously released to Seller) and retained by Seller as liquidated damages (as provided in Section 1.2(b)(iii) hereof), and all rights, obligations and liabilities of Seller and Buyer under this Agreement (except rights, obligations and liabilities that expressly survive termination of this Agreement) shall terminate.

ARTICLE 3
RIGHT OF ENTRY

3.1           Buyer’s Independent Investigation.

(a)           During the Feasibility Period, Buyer acknowledges that it will investigate (or will have had the opportunity to investigate) to the extent deemed necessary by Buyer, all matters relating to title, zoning, land use entitlements and governmental regulations affecting the Property, and development of the Property, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.  In addition, Buyer and its representatives, agents, consultants and contractors shall have the right to enter the Property to inspect it, including, without limitation, the interior, the exterior, the structure, the paving, the utilities, and all other physical and functional aspects of the Property (each, a “Buyer Inspection”) subject to the following terms and conditions:

(i)            Buyer shall not be in material default of this Agreement.

(ii)           Buyer shall provide Seller with prior telephonic notice of each Buyer Inspection.

(iii)          Each Buyer Inspection shall be at Buyer’s sole cost.

(iv)          The persons or entities performing the Buyer Inspections shall be properly licensed and qualified and shall have obtained all appropriate permits (to the extent such licenses or permits are required) for performing relevant tests on the Property prior to performing any tests on the Property.  At least one (1) business day prior to entry onto the Property, Buyer shall deliver to Seller (and cause each contractor and consultant who desires to enter onto the Property on behalf, or for the benefit of, Buyer to deliver to Seller) a certificate of insurance evidencing that Buyer (or such applicable contractor or consultant) has obtained a policy or policies of commercial general liability insurance providing for a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence covering liability to property or persons for Buyer’s and its agents’ and employees’ (and contractors’ or consultants’) activities on or about the Property, and naming Seller as an additional insured.

(v)           Buyer shall have the right to undertake, or cause to be undertaken, any Phase II work, borings or invasive testing on, in or under the Property, or any portion thereof, as may be recommended by Buyer’s environmental consultants.  Each physical inspection shall not unreasonably interfere with the use of the Property by Seller nor shall any Buyer Inspection damage the Property in any respect.

(vi)          Unless otherwise requested by Seller, all the Buyer Inspections shall be during normal business hours.

(vii)         Seller shall have right to have one (1) or more representatives of Seller accompany Buyer and Buyer’s representatives, agents, consultants or contractors while they are on the Property; provided, however, that if Seller is not able to accompany Buyer or Buyer’s representatives, agents, consultants or contracts while they are on the Property, that shall not prevent Buyer from proceeding with the Buyer Inspection.

(viii)        If the Property is damaged by Buyer or any of its agents, employees, consultants, contractors or other representatives in connection with a Buyer’s Inspection, Buyer, at Buyer’s sole cost and expense, shall promptly repair such damage and restore the Property to its condition existing immediately prior to the Buyer Inspections.  Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by the Buyer Inspections do not materially interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on the Property.  The restoration obligation contained in this Section 3.1(a)(viii) shall not obligate Buyer to clean up or remediate any Hazardous Materials, if any, existing in, on or under the Property as of the Effective Date unless and to the extent Buyer or any of its agents, employees, contractors or other representatives exacerbate such pre-existing Hazardous Material condition, if applicable).  The restoration obligation contained in this Section 3.1(a)(viii) shall survive the termination of this Agreement.

(ix)           Buyer shall indemnify, protect and defend (with counsel reasonably acceptable to Seller) and hold Seller harmless from and against any and all claims, damages, liens (including without limitation, mechanics’ and materialmen liens), judgments, demands, obligations, actions, causes of action, costs, liabilities, losses and expenses (including, without limitation, attorneys’ fees) to the extent arising out of any acts of Buyer or any of its agents, employees, representatives, consultants or contractors on or about the Property, or applicable portion thereof, including, without limitation, any Buyer Inspections; provided, however, such obligation of Buyer to indemnify, defend, protect and hold harmless Seller shall not be applicable to the mere discovery by Buyer of any Hazardous Materials existing on, in or under the Property and not caused to be present or exacerbated by Buyer or any of its agents, employees, contractors or other representatives. The indemnity obligations contained in this Section 3.1(a)(ix) shall survive close of escrow or any termination of this Agreement.

(x)            Each Buyer Inspection, and the results thereof, shall remain Confidential Information, except that Buyer shall furnish to Seller, upon written request therefore by Seller to Buyer, without representation or warranty, all third party reports, studies and assessments of the Property or improvements thereon.  Anything in this Agreement to the contrary notwithstanding, Buyer’s obligations under this Section 3.1(a)(x) shall survive the termination of this Agreement.

ARTICLE 4
TITLE

4.1           Conditions of Title.

At the Closing, Seller shall convey title to the Property to Buyer by grant deed in the form attached hereto as Exhibit C (the “Deed”).  As a condition to Buyer’s obligation to close escrow hereunder, title to the Property to be conveyed to Buyer shall be subject to the Approved Exceptions (as defined in Section 4.2(b) below).

4.2           Approval of Title and Survey.

(a)           Promptly following the execution of this Agreement, Seller shall deliver or cause the Title Company to deliver to Buyer a current preliminary title report issued by Title Company (the “Preliminary Title Report”) showing the state of title to the Property, together with copies of all matters shown as exceptions therein.  Buyer may also obtain a survey or updated survey of the Property (the “Survey”), at Buyer’s sole cost and expense. Seller agrees to deliver or make available to Buyer, without representation or warranty, any survey of the Property that Seller obtained in connection with its acquisition or financing of the Property.  Buyer shall have the right on or before the date fifteen (15) days following the Effective Date (the “Title Review Period”), to give Seller written notice of Buyer’s disapproval of any title exceptions or matters set forth in the Title Report or Survey, matters that would be disclosed by a current survey of the Land or any other rights, interests, or matters not of record of which Buyer has actual knowledge (collectively, “Title and Survey Objections” or “Title or Survey Objections”); provided, however, that Buyer shall be deemed to have objected to, and Seller shall remove as exceptions prior to the Closing, all monetary liens and encumbrances excepting only taxes and assessments, a lien not yet due and payable.  Buyer’s failure to give written notice of any other Title or Survey Objections on or before expiration of the Title Review Period shall be deemed Buyer’s approval of the Preliminary Title Report, survey matters and the condition of title of the Property.  If Buyer gives timely written notice of any Title or Survey Objections prior to the expiration of the Title Review Period, Seller shall elect, within five (5) days following receipt of Buyer’s notice (“Seller’s Title Response Period”), by written notice (“Seller’s Title Response Notice”) given to Buyer, whether to remove or delete from the title to be conveyed to Buyer prior to the Closing Date such Title or Survey Objections.  If Seller fails to make such election within the Seller’s Title Response Period, then Seller shall be deemed to have elected not to remove such Title or Survey Objections.  Upon receipt of a Seller’s Title Response Notice electing not to remove Title or Survey Objections (or deemed election not to remove the Title or Survey Objections), Buyer may elect, on or prior to the date which is ten (10) days following the delivery of Seller’s Title Response Notice or the earlier expiration of Seller’s Title Response Period without deliver of Seller’s Title Response Notice (the “Title Approval Period”) to either (i) terminate this Agreement, in which event all obligations hereunder (except for those that expressly survive the termination of this Agreement) shall cease and the Deposit shall be promptly returned to Buyer, or (ii) waive its objection and proceed with the purchase of the Property in accordance with the terms of this Agreement and without a reduction of the Purchase Price.  If Buyer fails to make the election referred to in the immediately preceding sentence, by written notice to Seller on or before the expiration of the Title Approval Period, then Buyer shall be deemed to have waived its objection and elected to proceed with the purchase of the Property.

The preceding to the contrary notwithstanding, Seller agrees to remove, or cause to be removed, from the condition of title on or before the Closing all deeds of trust or mortgages entered into by Seller affecting the Property.

(b)           As used herein, “Approved Exceptions” shall mean: (i) non-delinquent real estate taxes and assessments, a lien not yet due and payable; (ii) any other easements, encumbrances, covenants, conditions and restrictions of record approved (or deemed approved) or waived by Buyer pursuant to Section 4.2(a) above, or liens created under the signature of Buyer; (iii) any exceptions to title which would be disclosed by an inspection and/or an accurate survey of the Property; (iv) local, state and federal laws, ordinances or governmental regulations including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property, (v) any exceptions to title which may be caused by the actions of Buyer or any of its agents, employees, contractors or consultants, and (vi) standard printed exceptions and exclusions generally included in a CLTA owner’s policy of title insurance.

4.3           Evidence of Title.

Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing its standard California Land Title Association (CLTA) Owner’s Policy of Title Insurance in the amount of the Purchase Price showing title to the Property vested in Buyer, subject to the Approved Exceptions and the standard exclusions to coverage shown on such CLTA Policy of Title Insurance (the “Title Policy”).  If Buyer elects to obtain an ALTA extended coverage policy of title insurance, (a) the excess cost of such policy shall be at Buyer’s sole cost; and (b) Buyer shall obtain, at Buyer’s sole cost and expense, any current or updated survey of the Property required by the Title Company to issue the ALTA policy of title insurance. In no event shall Buyer be excused from its obligation to purchase the Property if the Title Company refuses to issue an ALTA policy because Buyer has failed or refused to provide Title Company with a survey acceptable to the Title Company.  If, following the Close of Escrow hereunder, Buyer has any objection to the condition of title of the Property conveyed by Seller to Buyer, Buyer shall be deemed to have waived any and all claims against Seller related to such condition of title and Buyer acknowledges that its sole recourse shall be against the Title Company with respect to such dispute except as may arise from a breach by Seller of its representations and warranties made in this Agreement.  Buyer is relying upon the Preliminary Title Report referred to above, the Title Policy to be issued to Buyer at closing and Buyer’s own investigations respecting Seller’s title to the Property.

ARTICLE 5
AS IS SALE, RELEASE OF CLAIMS

5.1           “As-Is” Purchase.

Except as expressly set forth in this Agreement, (a) Buyer specifically acknowledges and agrees that Seller is selling and Buyer is purchasing the Property on an “As Is With All Faults” basis, and (b)Buyer is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property, including without limitation:  (i) the quality, nature, adequacy and physical condition of the

Property and the Improvements thereon, including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence or absence of Hazardous Materials (including, without limitation, asbestos or asbestos-containing materials and lead-based paint) on, under or about the Property (or Improvements thereon) or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements on the Property, (ix) the condition of title to the Property, (x) the income that may be generated from the Property, (xi) the drainage of the Property; and (xii) the economics of the operation of the Property.  Buyer acknowledges that it shall use its independent judgment and make its own determination as to the scope and breadth of the due diligence investigation which it shall make relative to the Property. Except as expressly set forth in this Agreement, upon the Close of Escrow, (x) Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer’s investigations, (y) Buyer shall rely upon its own investigation of the physical, environmental, economic and legal condition of the Property and the Improvements thereon (including, without limitation, whether the Property is located in an area which is designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency) and (z) Buyer undertakes and assumes the risks associated with all matters pertaining to the Property’s location in any area designated as a special flood hazard area, dam failure inundation area, earthquake fault zone, seismic hazard zone, high fire severity area or wildland fire area, by any federal, state or local agency.  The provisions of this Section 5.1 shall indefinitely survive the Close of Escrow hereunder or termination of this Agreement and shall not be merged into the Deed to be delivered by Seller to Buyer at Closing.

5.2           Release.

(a)           Without limiting the above, as of the Closing hereunder, Buyer waives on behalf of itself and its agents, employees, members, affiliates, successors and assigns, any and all right to recover from Seller and each of the trusts comprising Seller and their respective affiliates, trustees, employees, agents, successors and assigns of each of them (collectively, the “Seller Related Parties”), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, penalties, fines, liens, judgments, actions, causes of action, demands, costs and expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with this Agreement, the Property and the Improvements thereon, including, without limitation, title to the Property, latent or patent construction defects applicable to any portion of the Property, violations of building codes or other laws, rules or regulations, the physical and environmental condition of the Property and any law or regulation applicable thereto (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.),  the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Sections 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.)).  The preceding to the contrary notwithstanding, the provisions of this Section 5.2(a) and Section 5.2(b) below shall not be applicable to any material breach by Seller of any of the representations and warranties made by Seller under the terms of this Agreement, provided Buyer asserts any claim of such breach of any of Seller’s representations or warranties hereunder within one year following the Close of Escrow.

(b)           In connection with subsection (a) above, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:  “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(c)           The foregoing release shall not apply, however, to any breach of Seller’s representations and warranties or to fraud committed by Seller.

(d)           Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 5.2 and Section 5.1 above, and discussed their import with legal counsel, is fully aware of their consequences, and that the provisions of this Section 5.2 and Section 5.1 above are a material part of the Agreement and shall survive the Close of Escrow hereunder.

Buyer’s Initials:	DMS

ARTICLE 6
RISK OF LOSS AND INSURANCE PROCEEDS

6.1           Notice.

In the event of any loss or damage to the Property, or if Seller becomes aware of any contemplated action for condemnation or the exercise of eminent domain in connection with the Property, Seller shall immediately deliver written notice thereof to Buyer.

6.2           Minor Loss.

Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the cost to repair any such damage or destruction, does not exceed One Hundred Thousand and 00/100 Dollars ($100,000), (b) the loss due to a contemplated condemnation does not materially impair the intended use of the Property, and (c) upon the

Closing, unless Seller elects to perform any necessary repairs (in which event the Closing hereunder shall be extended, if necessary, a reasonable time in order to allow for the completion of the repairs), there shall be a credit against the Purchase Price due hereunder equal to (x) the insurance proceeds paid to Seller with respect to the damage to the Property, plus the amount of any deductible under Seller’s policy of property insurance, less any portion of such proceeds used to pay for repair of the damage or destruction, or (y) any condemnation awards actually collected by and paid to Seller as a result of any condemnation of the Property, or applicable portion thereof.  If the insurance proceeds or condemnation award, if applicable, have not been collected as of the Closing, then Seller shall assign to Buyer at Close of Escrow all of Seller’s right to receive any insurance proceeds or condemnation award with respect to the damage to or condemnation of the Property, or applicable portion thereof less any sums needed to reimburse Seller for sums expended by Seller to repair or restore the Property, and Buyer shall be credited at Closing in the amount of any deductible under Seller’s policy of property insurance.  For purposes of this Section 6.2 and Section 6.3 below, the cost to repair any damage or destruction to the Property shall be reasonably determined by a general contractor selected by Seller and reasonably approved by Buyer, and any diminution in value arising from a condemnation of a portion of the Property shall be determined by an appraiser selected by Seller and reasonably approved by Buyer.

6.3           Major Loss.

If the cost to repair the damage or destruction as specified above exceeds One Hundred Thousand and 00/100 Dollars ($100,000) or the loss due to a condemnation materially impairs the intended use of the Property, then Buyer may, at its option to be exercised within ten (10) business days after Seller’s delivery of notice of the occurrence of the damage or destruction or the contemplation of the commencement of condemnation proceedings, either (a) terminate this Agreement by giving written notice to Seller within such ten (10) business day period, or (b) consummate the purchase of the Property for the full Purchase Price as required by the terms hereof.  If Buyer so terminates this Agreement, then the Deposit paid by Buyer shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as provided expressly provided herein.  If Buyer elects to proceed with the purchase or fails to give Seller notice within the above-referenced ten (10) day period of Buyer’s termination of this Agreement, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of the deductible under Seller’s policy of property insurance plus any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation under any policy of insurance carried by Seller with respect to such loss, less any sums expended toward the restoration or repair of the Property.  If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer at Closing less any sums needed to reimburse Seller for sums expended to repair or restore the Property.

ARTICLE 7
BROKERS AND EXPENSES

7.1           Brokers.

Seller represents and warrants to Buyer that it has not engaged or retained any broker or finder in connection with the transaction contemplated by this Agreement to whom a commission may be owed other than NAI BT Commercial (“BT”). Seller hereby discloses to Buyer that Khalil Jenab, one of the trustees of one of the trusts comprising Seller, is a licensed California real estate agent acting as Seller’s agent in the sale transaction described herein.  Buyer represents and warrants to Seller that it has not engaged any broker or finder in connection with the transaction contemplated by this Agreement to whom a commission may be owed other than Equus Associates (“Equus”).  If, and only if, escrow closes hereunder, Seller agrees to pay to Equus a real estate commission equal to three percent (3%) of the gross sales price.  Seller agrees to pay to BT a real estate commission pursuant to a separate agreement.  If any person or entity other than BT or Equus brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller, then the party through whom such person makes his claim shall indemnify, hold harmless and defend the other party (the “Indemnified Party”) from any and all costs, damages, claims, liabilities, losses, or expenses, (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim.  The provisions of this Section 7.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

ARTICLE 8
AGREEMENTS AFFECTING THE PROPERTY

8.1           Buyer’s Approval of New Agreements Affecting the Property.

(a)           Between the Effective Date and the Closing (or earlier termination of this Agreement), Seller shall not, except as otherwise expressly permitted in this Section 8.1(a), enter into any agreement affecting the Property, or portion thereof, or extend, renew, modify or terminate any agreement affecting the Property, or portion thereof, without first obtaining Buyer’s approval, which will not be unreasonably withheld, conditioned or delayed.  If Buyer fails to give Seller notice of its approval or disapproval of any such proposed action within five (5) business days after Seller delivers written notice to Buyer of Seller’s desire to take such action, then Buyer shall be deemed to have given its approval.

(b)           Between the Effective Date of this Agreement and the Close of Escrow hereunder or earlier termination of this Agreement, Seller shall not enter into any lease or third party occupancy agreement covering the Property, or any portion thereof.

8.2           Management.

Prior to the Close of Escrow hereunder or earlier termination of this Agreement, Seller shall manage the Property in the same manner in which Seller has been managing the Property during the period of its ownership of the Property; except that nothing stated herein shall obligate

Seller to undertake, or cause to be undertaken, any repairs or capital expenditures or capital or structural improvements with respect to the Property or the Improvements thereon

ARTICLE 9
CLOSING AND ESCROW

9.1           Escrow Instructions.

Seller and Buyer agree to execute such reasonable escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement and to consummate the sale of the Property to Buyer pursuant to the terms and conditions of this Agreement.  Any escrow instructions entered into by Seller and/or Buyer shall be consistent with the terms of this Agreement.

9.2           Closing.

The Closing hereunder shall be held at the offices of the Title Company, subject to the satisfaction (or waiver by such party in whose favor such conditions exist) of the conditions set forth in Sections 2.1 and 2.3 above, within fifteen (15) days after expiration of the later of the Feasibility Period or the Title Approval Period (the “Closing Date”). Time is of the essence as to the closing hereunder. Except as otherwise expressly provided in this Section 9.2, the Closing Date may not be extended without the prior written approval of both Seller and Buyer (which approval may be given or withheld in the party’s sole discretion).  The Close of Escrow hereunder shall mean the date that Seller’s Deed conveying title to the Property is recorded in the Official Records of Santa Clara County and Seller has received the Purchase Price less Seller’s share of closing costs and other charges allocated to Seller hereunder.

9.3           Deposit of Documents.

(a)           Prior to release to Seller of the Deposit, Seller shall deposit into escrow the following items:

(i)            the duly executed and acknowledged Deed, in the form attached hereto as Exhibit C, conveying the Property to Buyer;

(ii)           a duly executed non-foreign affidavit in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended; and

(iii)          a duly executed Withholding Exemption Certificate in compliance with California law (From 593-C or its equivalent).

(b)           At least one (1) business day prior to the Closing, Buyer shall deposit into escrow the funds necessary to close this transaction.

(c)           Buyer and Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof

9.4           Prorations and Closing Costs.

(a)           Real property taxes and assessments, water, sewer and utility charges (calculated on the basis of the period covered) and any other expenses normal to the operation and maintenance of the Property shall all be prorated as of the Closing, on the basis of a 360-day year. Seller and Buyer hereby agree that if any of the aforesaid prorations are not calculated accurately on the Closing Date, then the same shall be recalculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party, and the releases and waivers set forth in Article 5 shall not apply thereto.

(b)           Seller shall pay any County transfer taxes incurred in connection with the conveyance of the Property from Seller to Buyer. Seller shall pay the premium for that portion of the Title Policy that is allocable to a CLTA policy of title insurance. The cost of Buyer’s title endorsements, if any, and the excess cost of an ALTA extended owner’s policy if one is issued in connection with this transaction also shall be paid by Buyer. The escrow fees incurred in connection with the consummation of the transaction described herein and any other closing costs shall be shared by the parties as is customary in Santa Clara County, California.  Except as otherwise provided in Section 12.6 below, each party shall bear its own costs for legal counsel incurred in this transaction.

9.5           Possession.

If escrow closes hereunder, Seller shall deliver possession of the Property to Buyer on the Closing Date.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

10.1         Seller’s Representations and Warranties.

Seller hereby represents and warrants to Buyer the matters set forth below, and states that these representations are true and correct as of the date hereof and as of the Close of Escrow:

(a)           Authority.  Seller has full right and power and authority to enter into and perform this Agreement and to sell the Property to Buyer.  This Agreement has been duly and validly authorized, executed and delivered by Seller.  All the documents executed by Seller in connection with the closing under this Agreement will be duly authorized, executed and delivered by Seller. The person(s) executing this Agreement on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions of this Agreement.

(b)           Solvency.  Seller has not (i) made a general assignment for the benefit of creditors (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of such person’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(c)           Other Agreements; Third Party Consents.  To Seller’s current actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Seller is a party or by which Seller is bound. To Seller’s current actual knowledge, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transaction contemplated by this Agreement.

(d)           Leases.  To Seller’s knowledge, there are no leases, licenses, occupancy agreements, or any unrecorded possessory interests or unrecorded easements affecting the Property.

(e)           Taxes and Assessments.  True and complete copies of the most recent real estate tax bills for the Property have been delivered to Buyer.  Except for Proposition 8 tax appeals filed by Seller with respect to the Property, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property (it being understood and agreed that any tax refunds allocable to the period prior to the Closing shall be the property of Seller and Buyer shall not have any interest in such refunds).

(f)            Condemnation.  To Seller’s knowledge, no condemnation proceedings relating to the Property are pending or threatened.

(g)           Insurance.  To Seller’s knowledge, Seller has not received any written notice from any insurance company or board of fire underwriters of any defects or inadequacies in or on the Property or any part or component thereof that would materially and adversely affect the insurability of the Property or cause any material increase in the premiums for insurance for the Property that have not been cured or repaired.

(h)           Compliance.  Seller has not received any written notice that the Property or the operations thereof are not in compliance with applicable laws, ordinances, codes, resolutions, rules, regulations, judgments, orders, covenants, conditions, restrictions, whether federal, state, local, foreign, public or private, including, without limitation, the Americans with Disabilities Act of 1990 and all regulations promulgated pursuant thereto. Seller has not received any request, either formal or informal, oral or written, that Seller modify or terminate any use of the Property.  To Seller’s knowledge, there are no pending or contemplated zoning or other land use regulation proceedings which would affect the use, operation or value of the Property.

(i)            Documents.  To Seller’s knowledge, all of the documents which have been delivered or made available to Buyer by or on behalf of Seller (i) are true, correct and complete copies of what they purport to be, (ii) represent truly the factual matters stated therein, (iii) are in full force and effect except to the extent any such document(s) has expired in accordance with its respective terms, (iv) have not been modified, except as set forth therein, and (v) do not omit any information required to make the submission thereof accurate and complete in all material respects.  Notwithstanding the foregoing, Seller makes no representation nor warranty that any reports, opinions, or documents prepared by any third party (“Third Party Materials”) are true or correct, nor shall Seller have any liability arising therefrom.

(j)            Litigation.  To Seller’s knowledge, there are no actions, suits, proceedings, judgments, orders, decrees or governmental investigations pending or threatened against the Property or Seller which could affect the Property or the purchase, development, use or enjoyment thereof by Buyer.

(k)           Agreements with Governmental Authorities.  To Seller’s knowledge, there are no agreements with governmental authorities, agencies, utilities or quasi-governmental entities which affect the Property and to which Seller is a party except those agreements which are identified in the Preliminary Title Report and those matters which are disclosed by the Survey.

(l)            No Consent.  No consent from or notice to any federal, state or local court or federal, state, or local government bureau, department, commission or agency, or any other person or entity whether or not governmental in character, is required to permit Seller to execute, deliver and perform this Agreement in accordance with its terms, other than consents which have been obtained or will be obtained by Closing.

(m)          Title to the Property.  To Seller’s knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Property.  No person holding a security interest in the Property or any part thereof has the right to consent or deny consent to the sale of the Property as contemplated herein, and Seller has the right to pay off such person and to remove all such liens as of the Closing Date.

(n)           Hazardous Materials.

(i)            Definitions.  For purposes of this Agreement:

A.            “Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or Release or threatened Release into the environment of Hazardous Material.

B.            “Hazardous Material” means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) asbestos, (v) flammable explosives, (vi) infectious materials, (vii) radioactive materials, (viii) carcinogenic, or (iv) a reproductive toxicant.  A “Hazardous Material Condition” means any presence in, on, under or about the Property of any Hazardous Material.

(ii)           Environmental Condition.  Except as may be set forth in any of the Documents identified on Exhibit B in Seller’s possession or control, Seller has no knowledge of any Hazardous Material Condition in violation of any Environmental Laws affecting the Property.

(iii)          Reports.  There are no reports, data, surveys, maps, assessments or other documents in the possession or control of Seller or, to Seller’s knowledge, in the possession or control of Seller’s contractors or consultants, concerning the environmental condition of the Property or any Hazardous Material Conditions on or under the Property or in the ambient air at the Property, except for the Phase I Report referenced in Exhibit B and any others delivered (or to be delivered) to Buyer pursuant to this Agreement.

(o)           OFAC.  Neither Seller, nor any of Seller’s owners, or any of their respective trustees, is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Seller is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and (iii) Seller is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person,” or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (iv) Seller is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

For purposes of the representations and warranties referred to above, the term “to Seller’s current actual knowledge,” or words to like effect, shall mean the current actual knowledge (without any inquiry or investigation or duty of inquiry or investigation) of Khalil Jenab.  Seller hereby represents and warrants that Khalil Jenab is the person most familiar with the condition and operation of the Property and the matters which are the subject of the foregong representations and warranties.  In the event of any breach of any representation or warranty by Seller above, then Khalil Jenab shall not be personally liable for such breach and recourse may not be had against Khalil Jenab personally except to the extent that Khalil Jenab would otherwise have liability as one of the Sellers pursuant to this Agreement.

10.2         New Information.

The preceding notwithstanding, Seller shall promptly advise Buyer if Seller acquires any information following the Effective Date which would make any of the representations and warranties set forth in Section 10.1 above untrue; provided that it shall not be a breach of such representation or warranty if the new information which renders the representation or warranty untrue was not known by Seller as of the Effective Date. If Seller or Buyer acquires any new information following the Effective Date which would make any of the representations or warranties untrue and such new information materially and adversely affects the value or Buyer’s use of the Property intended as of the Effective Date, then, as Buyer’s sole remedy, Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller and, in the event of such termination, all rights and obligations under this Agreement (except those that expressly survive the termination of this Agreement) shall cease and the Deposit paid by

Buyer hereunder shall be promptly returned to Buyer as Buyer’s sole remedy; provided, however, if the new information causing any representation or warranty to be untrue is caused by an act(s) of Buyer or any of the agents, employees, contractors or other representatives of Buyer, then Buyer shall not have the right to terminate this Agreement or receive the return of Buyer’s Deposit as provided in this Section.  The provisions of the immediately preceding sentence shall survive the Close of Escrow.

10.3         Buyer’s Representations and Warranties.

Buyer hereby represents and warrants to Seller the matters set forth below, and states that these representations are true and correct as of the date hereof and as of the Close of Escrow:

(a)           Organization and Authority.  Buyer is duly formed, validly existing and is in good standing under the laws of the State of Delaware and is qualified to transact intrastate business in the State of California. Buyer has full right and power and authority to enter into and perform this Agreement and to purchase the Property from Seller.  This Agreement has been duly and validly authorized, executed and delivered by Buyer.  All the documents executed by Buyer in connection with the closing under this Agreement will be duly authorized, executed and delivered by Buyer. The person(s) executing this Agreement on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement.

(b)           Solvency.  Buyer has not (i) made a general assignment for the benefit of creditors (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of such person’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

(c)           Other Agreements; Third Party Consents.  To Buyer’s current actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or constitute a default under any of the terms, conditions or provisions of any other agreement to which Buyer is a party or by which Buyer is bound. To Buyer’s current actual knowledge, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transaction contemplated by this Agreement.

(d)           OFAC.  Neither Buyer, nor any of Buyer’s officers or directors is named as a “Specially Designated National and Blocked Person” as designated by the United States Department of the Treasury’s Office of Foreign Assets Control or as a person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; (ii) Buyer is not owned or controlled, directly or indirectly, by the government of any country that is subject to a United States Embargo; and (iii) Buyer is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a “Specially Designated National and Blocked Person”, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that Buyer is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

10.4         Survival.

The representations and warranties set forth in this Agreement (excepting therefrom the representations or warranties set forth in Section 10.1(a) and 10.3(a) above, which shall survive the Close of Escrow indefinitely) shall survive the Close of Escrow for a period of one (1) year following Closing.  Buyer shall be deemed to have waived its right to bring a claim against Seller based on a breach of any representation or warranty set forth in this Agreement (other than those set forth in Sections 10.1(a) through 10.3(a) above) unless Buyer shall have asserted a claim against Seller in writing based on such breach of such applicable representation or warranty within one (1) year following the Close of Escrow.  Seller shall be deemed to have waived its right to bring a claim against Buyer based on a breach of any representation or warranty set forth in Section 10.3(b) or Section 10.3(c) above unless Seller shall have asserted a claim against Buyer in writing based on such breach of such applicable Section within one (1) year following the Close of Escrow.  Seller shall have no liability to Buyer for a breach of any representation or warranty set forth in Section 10.1 unless the valid claims for all such breaches collectively aggregate more than Fifteen Thousand Dollars ($15,000.00), and unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the aforesaid one (1) year survival period and any action shall have been commenced by Buyer against Seller within one (1) year of Closing.  The provisions of this Section 10.4 shall survive the Close of Escrow hereunder.

ARTICLE 11
DEFAULTS

11.1         Buyer’s Default.

(a)           Default.  Buyer shall be deemed to be in default under this Agreement if Buyer fails, for reasons other than Seller’s default hereunder or the failure of a condition precedent to Buyer’s obligation to perform hereunder, to meet, comply with or perform any covenant, agreement or obligation on Buyer’s part required within the time limits and in the manner required in this Agreement or there shall have occurred a material breach of any representation or warranty made by Buyer.

(b)           Liquidated Damages.  If Buyer defaults in the obligation to purchase the Property, Seller shall be entitled to receive and retain the Deposit as liquidated damages pursuant to Section 1.2(b)(iii) of this Agreement.

11.2         Seller’s Default.

(a)           Default.  Seller shall be deemed to be in default under this Agreement if Seller fails, for a reason other than Buyer’s default hereunder or the failure of a condition precedent to Seller’s obligation to perform hereunder, to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in the Agreement, or there shall have occurred a material breach of any representation or warranty made by Seller.

(b)           Remedies Before Closing.  If Seller shall be deemed in default under Section 11.2(a) at or before Closing, and Buyer does not waive such default, Buyer may pursue one of the following remedies, each of which shall be Buyer’s sole and exclusive remedy:

(i)            Enforce specific performance of this Agreement against Seller, in which case Buyer shall have no claim for damages or any other remedy against Seller; provided, however, if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in Santa Clara County on or before the date ninety (90) days following the date upon which the Closing hereunder was to have occurred, then Buyer shall be deemed to have elected to terminate this Agreement and receive back the return of its Deposit as provided in Section 11.2(b)(ii) below.  Buyer shall only be entitled to bring a specific performance action against Seller if Seller breaches its obligation to convey the Property to Buyer.

(ii)           Terminate this Agreement by written notice delivered to Seller on or before the Closing Date, and Buyer shall be entitled to the return of its Deposit and any actual damages incurred, provided that such damages shall in no event exceed Two Hundred Thousand Dollars ($200,000).

(c)           Remedies After Closing.

(i)            If the Closing has occurred, Buyer shall not be entitled to bring a claim against Seller unless Buyer establishes that Seller shall have materially breached a representation or warranty contained in Section 10.1 or any other provision of this Agreement that has not terminated, in which case, subject to Section 10.4 above, Buyer may seek its actual damages by reason thereof (not to exceed Two Hundred Thousand Dollars ($200,000.00), but shall not be entitled to consequential, punitive or exemplary damages. All other claims of Buyer against Seller shall be deemed waived to the extent provided in Section 5.2 above.

(ii)           Buyer shall not be entitled to bring any claim against Seller for misrepresentation or breach of warranty if and to the extent Buyer or Buyer’s agents or employees had actual knowledge before Closing of the existence of any condition, fact or circumstance giving rise or relating to such claim, or with respect to any information expressly described in or disclosed by any report delivered to Buyer.

(d)           Termination Procedure.  Upon termination of this Agreement in accordance with this Section 11.2, the Deposit made by Buyer hereunder shall be promptly returned to Buyer.  Seller shall be responsible for all cancellation charges and escrow charges required to be paid to the Title Company.  Buyer acknowledges and agrees that the provisions of Section 11.2 of this Agreement were specifically bargained for between Seller and Buyer and are reasonable.

(e)           Limitation of Liability.  Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be strictly limited to Seller’s interest in the Property (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by Seller), and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller’s other assets (if any) or against any of the individual trustees of the trusts comprising Seller.

Buyer’s Initials:	DMS

ARTICLE 12
MISCELLANEOUS

12.1         Notices.  Any notices required or permitted to be given hereunder shall be given in writing and delivered by U.S. Mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service which provides a receipt of delivery, or by personal delivery with an executed receipt of delivery, or by facsimile transmission.  Notices and/or demands shall be addressed as follows:

To Buyer:	GSI Technology, Inc.
2360 Owen Street
Santa Clara, CA 95054
Attn: Doug Schirle, Chief Financial Officer
Fax No.: (408) 980-8377

With a copy to:	Equus Associates
333 Cobalt Way, Ste. 107
Sunnyvale, CA 94085
Attn: Michael Bini
Fax No.: (408) 245-4008

To Seller:	James S. Lindsey
18 Cypress Avenue
Kentfield, CA 94904
Fax No.: (415) 453-8465

and

Kalil Jenab
c/o NAI BT Commercial
1950 University Ave, Suite 220
East Palo Alto, CA 94303
Fax No.: (408) 200-8800

or to such other address as either party may from time to time specify in writing to the other party.  Notices as aforesaid shall be effective upon actual receipt or first refused attempt of delivery as shown on return receipt or receipt of delivery if delivered by courier or U.S. Mail, and upon confirmation of transmission by facsimile if transmitted before 5:00 p.m. PST on regular business days (and if transmitted after 5:00 p.m. PST or on a non-business day, then deemed received on the next succeeding business day) provided such facsimile notice or demand is also sent by one of the other methods of delivery set forth above on the same date or next succeeding business day as the facsimile notice is sent.

12.2         Entire Agreement.

This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof.  Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

12.3         Confidentiality.

Neither Seller nor Buyer shall make any public announcement or disclosure of Confidential Information, as defined in Section 2.1(c) to outside brokers or third parties before the Close of Escrow, without the specific prior written consent of the other, except for such disclosures to the parties’ lenders, partners, members, officers, trustees, employees, agents (including either party’s broker in this transaction), consultants, attorneys, accountants, and exchange facilitators as may be necessary to permit each party to perform its obligations hereunder and as required to comply with applicable laws; provided, however, nothing stated herein shall be construed to allow Buyer to release the economic terms of this Agreement to any broker or other party, except as provided for in this Section 12.3.  Notwithstanding anything to the contrary contained herein, the foregoing covenants made by Buyer and Seller with respect to Confidential Information shall expressly not include (i) any disclosure or dissemination of portions of the Confidential Information to the extent legally compelled to do so or otherwise required by law, statute, court order or subpoena, or (ii) any information or Documents which are public record or the contents of which are otherwise in the public domain or known to third parties.  Buyer’s obligations under this Section 12.3 shall survive the termination of this Agreement in the event that no Closing takes place.

12.4         Time.

Time is of the essence in the performance of each of the parties’ respective obligations contained herein.

12.5         ALTA Survey.

Without any representations and warranties except set forth in this Agreement, Seller will deliver a copy of an ALTA survey completed by Kier & Wright on October 29, 2008.

12.6         Tax Deferred Exchange.

Each party agrees to reasonably cooperate with the other in the event a party attempts to effectuate a Section 1031 exchange with respect to the Property.  Such reasonable cooperation shall not require the cooperating party to obtain title to any exchange or target property, execute any promissory note or other document or instrument which would or could impose personal liability upon such cooperating party, or incur any additional expense, cost or liability whatsoever (including, but not limited to, liabilities or warranties of title, or assumption of indebtedness) with regard to the Section 1031 exchange or exchanges.  If Buyer is the party desiring to effect a Section 1031 exchange with respect to the Property, Seller agrees to convey title to the Property at Closing to a qualified intermediary designated by Buyer if so requested by Buyer in writing. The party attempting to effectuate a Section 1031 exchange hereby agrees to indemnify, defend and hold harmless the other party from any claim, damage, liability, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney’s fees) the other party may suffer or incur as a result of the cooperating party’s participation in the aforesaid exchange or exchanges.  Notwithstanding the foregoing, a cooperating party’s agreement hereunder to participate in a tax-deferred exchange or exchanges shall not extend the closing date hereunder.  A cooperating party in such 1031 exchange shall not, by this Agreement or acquiescence to the exchange contemplated by this Section 12.6, (x) have its rights under this Agreement affected or diminished in any manner, or (y) be responsible for compliance with or be deemed to have warranted to the other party that any exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The obligations of Seller and Buyer under this Section 12.6 shall survive the Close of Escrow.

12.7         Assignment.

(a)           This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

(b)           Except in the event of an assignment to a qualified intermediary pursuant to Section 12.6 above, Buyer shall not assign or transfer this Agreement or any of its rights or obligations under this Agreement to any person or entity without first obtaining Seller’s written consent thereto (which consent may be given or withheld in Seller’s sole and subjective discretion); provided, however, Buyer shall have the right, without obtaining Seller’s written consent but upon written notice given to Seller not later than ten (10) days prior to the scheduled close of escrow hereunder (which notice shall include the name of Buyer’s assignee and the signature block for such assignee), to assign this Agreement to an entity controlled by, controlling or in common control with Buyer or a principal of Buyer.  Any assignee of Buyer’s rights or obligations hereunder or in this Agreement, or any portion thereof, shall, as a condition to the effectiveness of such assignment, expressly assume in writing all of Buyer’s obligations under this Agreement and agree in writing to be bound by all of the terms of this Agreement as if such assignee had executed this Agreement as the original Buyer.  Notwithstanding such assignment, Buyer shall not be released or relieved of any of its obligations under this Agreement.

12.8         Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.9         Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12.10       Interpretation of Agreement.

Notwithstanding that Seller’s legal counsel has drafted this Agreement, the doctrine or rule of construction that ambiguities in a written instrument are to be construed against the drafting party shall not be employed in connection with this Agreement.  This Agreement shall be construed in accordance with its fair meaning. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein.  Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.  The term “person” shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, limited liability company, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

12.11       Authority.

Each party represents and warrants to the other that this Agreement and all documents executed by the representing party which are to be delivered to the other party at Closing (a) are or at the time of Closing will be duly authorized, executed and delivered by the representing party, and (b) are or at the time of Closing will be legal, valid and binding obligations of the representing party.  The representations and warranties contained in this Section 12.11 shall survive the Closing.

12.12       Amendments.

This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

12.13       No Recording.

Neither this Agreement or any memorandum or short form thereof may be recorded by Buyer.

12.14       Further Documents.

In connection with the closing of the transaction described herein, each party agrees to execute and deliver any further documents which may be reasonable and necessary in carrying out the provisions of this Agreement.

12.15       Buyer’s Work Product.

If the Closing hereunder does not occur for any reason other than Seller’s material breach of this Agreement, then all studies, surveys, reports, test results, analyses, architecture, plans, drawings (including, without limitation CAD drawings), engineering and other work product concerning the Property, or applicable portion thereof, prepared by, for or on behalf of Buyer (collectively, “Buyer’s Work Product”) shall at the option of Seller, following written request therefor by Seller to Buyer, promptly be delivered and assigned to Seller free and clear of all claims and at no cost, expense or liability to Seller. Buyer’s obligation under the immediately preceding sentence shall survive the termination of this Agreement. Buyer shall not be required to deliver to Seller any internally prepared financial reports or financial analyses concerning the valuation of the Property.  Any Buyer’s Reports delivered to Seller at Seller’s request pursuant to this Section 12.15 shall be delivered by Buyer to Seller without representation or warranty.

[balance of page is intentionally left blank; signature page follows on next page]

The parties hereto have executed this Agreement as of the day and year set forth below.

SELLER:

James S. Lindsey and Sally K. Lindsey, trustees, or their successors, of The Lindsey Family Trust dated May 25, 2004.

By:	/s/ James S. Lindsey
James S. Lindsey, Trustee

By:	/s/ Sally K. Lindsey
Sally K. Lindsey, Trustee

Date:	September 22, 2009

Khalil Jenab and Tiffany Renee Jenab, Trustees of the Jenab Family 1997 Trust dated December 11, 1997

By:	/s/ Khalil Jenab
Khalil Jenab, Trustee

By:	/s/ Tiffany Renee Jenab
Tiffany Renee Jenab, Trustee

Date:	September 22, 2009

BUYER:

GSI Technology, Inc., or nominee

By:	/s/ Lee-Lean Shu
Name:	Lee-Lean Shu
Title:	President and Chief Executive Officer

By:	/s/ Douglas M. Schirle
Name:	Douglas M. Schirle
Title:	Chief Financial Officer

Date:	September 22, 2009

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

Parcel B, as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on June 6, 1973 in Book 324 of Maps, page 24.

APN: 104-32-029-00

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EXHIBIT B

LIST OF DOCUMENTS TO BE DELIVERED OR MADE AVAILABLE TO BUYER

1213 Elko Drive, Sunnyvale, California

August 6, 2009

1)             Lease Restoration Invoice from OPI Commercial Builders dated June 15, 2005.

2)             The Hartford Flood Policy Declarations, dated September 16, 2004, and a copy of the current policy of property insurance.

3)             FEMA Elevation Certificate, dated September 19, 2000.

4)             JCP Report, dated October 9, 2008.

5)             A current Natural Hazards Disclosure Report from a third party vendor.

6)             Appraisal Report prepared by Jotesh (Joe) Bhukhan, dated August 11, 2000.

7)             Phase I Environmental Site Assessment prepared by Sierra Environmental, Inc., dated August 16, 2000; and any other environmental or soils report in the possession, custody or control of Seller.

8)             Current Preliminary Title Report.  (To be delivered within 5 days of the Effective Date).

9)             Roof Warranty prepared by Universal Coatings, Inc., dated April 6, 2005; and copies of any reports or records of repair since that date.

10)           1213 Elko Income Report, 2004- present

11)           1213 Elko Expense Report, 2005-present

12)           ALTA Land Title Survey by Kier & Wright, dated October 29, 2008.

13)           CAD Floor Plan and Site Plan by Kobza & Associates, dated November 6, 2008.

14)           Any mechanical, plumbing or electrical plans for the building;

15)           Copies of all real estate tax bills for the Property for the last two tax years;

16)           Copies of all reports received by Seller within three (3) years prior to the Effective Date from Seller’s insurance companies, any governmental agency or any other person or entity, which requires or demands correction of any condition, or requests modification in or termination of any uses of the Property, accompanied by Seller’s summary of the present status of any matter noted in any report;

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17)           Maintenance Records and Contracts.  Copies of all maintenance contracts, maintenance records, service records, warranties, and reports pertaining to the roof, HVAC, elevators, plumbing, electrical system, and any other operating system of the Property. In addition, Seller shall authorize Buyer to contact Seller’s contractors and consultants and secure from them any such records or reports in the possession thereof.

18)           Access Agreements.  Copies of all documents affecting title to the Property, including but not limited to easements, licenses, and access agreements permitting any party access to the Property for any reason, which are not of record.

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EXHIBIT C

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

, CA
Attention:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

Mail Tax Statements to:	The undersigned or its agent declares:

Documentary Transfer Tax is shown on a separate sheet attached to this deed and is not a part of the public record.
, CA
Attention:
(Signature of declarant or agent)

A.P.N. 104-32-029

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

JAMES S. LINDSEY AND SALLY K. LINDSEY, TRUSTEES, OR THEIR SUCCESSORS, OF THE LINDSEY FAMILY TRUST DATED MAY 25, 2004, as to an undivided 85% interest and KHALIL JENAB AND TIFFANY RENEE JENAB, AS TRUSTEES OF THE JENAB FAMILY 1997 TRUST DATED DECEMBER 11, 1997, as to an undivided 15% interest (“Grantor”)

hereby GRANT(S) to GSI Technology, Inc.

that certain real property in the City of Sunnyvale, County of Santa Clara, State of California, as legally described in Exhibit A attached hereto and made a part hereof.

The grant made herein shall be subject to all matters of record affecting the real property described in Exhibit A attached hereto and made a part hereof, and all matters that would be disclosed by a reasonable inspection and/or survey.

[Grantor signature on next page]

Mail Tax Statements To: Same as above

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IN WITNESS WHEREOF, the Grantor has executed this instrument as of the date hereinafter written.

Dated: , 2009	GRANTOR:

James S. Lindsey and Sally K. Lindsey, trustees, or their successors of The Lindsey Family Trust dated May 24, 2004.

By:
James S. Lindsey, Trustee

By:
Sally K. Lindsey, Trustee

Khalil Jenab and Tiffany Renee Jenab, Trustees of the Jenab Family 1997 Trust dated December 11, 1997

By:
Khalil Jenab, Trustee

By:
Tiffany Renee Jenab, Trustee

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DO NOT RECORD

FILOR REQUESTS
DO NOT RECORD STAMP VALUE

DECLARATION OF TAX DUE:  SEPARATE PAPER:

(Revenue and Taxation Code 11932-11933)

NOTE:  This Declaration is not a public record

DOCUMENT #

Property located in:

☐         Unincorporated

☒        City of Sunnyvale

APN:                104-32-029-00

DOCUMENTARY TRANSFER TAX

$

☒        Computed on full value

☐         Computed on full value less liens or encumbrances remaining at the time of conveyance

CITY CONVEYANCE TAX

$

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Date	Signature

Print Name

For (Firm Name)

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EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

Real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

Parcel B, as shown on that Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on June 6, 1973 in Book 324 of Maps, page 24.

APN: 104-32-029-00

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STATE OF CALIFORNIA	ss.
COUNTY OF

On                                 , before me,                                   , Notary Public, personally appeared                                                  who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

Signature:	[Seal]

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EXHIBIT D

LIST OF CONTRACT RIGHTS

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